CONSULTING AGREEMENT

This CONSULTING AGREEMENT (the "Agreement"), is effective as of this 8th day of September, 2005, between: Meir Duke (the "Consultant"), with an office at North West Business Center 7/c Gwynns Mill Court, Owings Mills MD 21117 and M Power Entertainment Inc., (the "Company"), with offices at 432 Park Avenue South, 2nd Floor, New York, NY 10016.

WITNESSETH

WHEREAS, the Company requires and will continue to require consulting services relating to management advisement, strategic planning and marketing in connection with its business, together with advisory and consulting related to shareholder management and public relations; and

WHEREAS, Consultant is qualified to provide the Company with the aforementioned consulting services and is desirous to perform such services for the Company; and

WHEREAS, the Company wishes to induce Consultant to provide these consulting services to the Company and wishes to contract with the Consultant regarding the same believing it to be in its best interest,

NOW, THEREFORE, in consideration of the mutual covenants hereinafter stated, it is agreed as follows:

1.   APPOINTMENT.

The Company hereby engages Consultant and Consultant agrees to render services to the Company as a consultant upon the terms and conditions hereinafter set forth.

2.   TERM.

The term of this Consulting Agreement began as of the date of this Agreement, and shall terminate on December 8th, 2005, (90 days) unless earlier terminated in accordance with paragraph 9 herein or extended as agreed to between the parties.

3.   SERVICES.

During the term of this Agreement, Consultant shall provide advice to undertake for and consult with the Company concerning management, marketing, consulting, strategic planning, corporate organization and structure, financial matters in connection with the operation of the businesses of the Company, expansion of services, acquisitions and business opportunities, and shall review and advise the Company regarding its overall progress, needs and condition. The services of Consultant shall not be exclusive nor shall Consultant be required to render any specific number of hours or assign specific personnel to the Company or its projects. The parties hereto acknowledge and agree that Consultant cannot guarantee the results or effectiveness of any of the services rendered or to be rendered by Consultant. Rather, Consultant shall conduct its operations and provide its services in a professional manner and in accordance with good industry practice. Consultant will not participate in the above capacity in any offerings or distribution of Company's securities.

Consultant agrees to provide on a timely basis the following enumerated services plus any additional services contemplated thereby:

(a) The implementation of short-range and long-term strategic planning to fully develop and enhance the Company's assets, general resources, products and services; and

(b) Advise the Company relative to its operational needs, relating specifically to past and future corporate mergers and acquisitions matters.

(c)   Advise the Company in public relations.
Consultant shall be available for advice and counsel to the officers and directors of the Company at such reasonable and convenient times and places as may be mutually agreed upon. Except as foresaid, the time, place and manner of performance of the services hereunder, including the amount of time to be allocated by Consultant to any specific service, shall be determined at the sole discretion of Consultant. It is agreed that all the information and materials produced for the Company shall be the property of Consultant, free and clear of all claims thereto by the Company, and the Company shall retain no claims of authorship therein.

4.   DUTIES OF THE COMPANY.

The Company shall provide Consultant, on a regular and timely basis, with all approved data and information about it, its subsidiaries, its management, its products and services and its operations as shall be reasonably requested by Consultant, and shall advise Consultant of any facts which would affect the accuracy of any data and information previously supplied pursuant to this paragraph. The Company shall promptly supply Consultant with full and complete copies of all financial reports, all fillings with all federal and state securities agencies; with full and complete copies of all stockholder reports; with all data and information supplied by any financial analyst, and with all brochures or other sales materials relating to its products or services.

5.   COMPENSATION.

Upon execution of this Agreement and in settlement for its services hereunder, Consultant shall receive cash or 37,500 (thirty-seven thousand five hundred) shares of the Company's restricted common stock, par value $.001 per share. The Company further states that it will execute a written request to its transfer agent to prepare and deliver, per Consultant's instructions, the equivalent of the Company's shares of common stock in one or more stock certificates. Consultant acknowledges and understands that said stock is unregistered, restricted stock and that any certificate(s) for shares of the Client issued pursuant to this paragraph will contain the following restrictive legend:

      THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT
      AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED
      IN THE ABSENCE OF AN EFFECTIVE REGISTRATION FOR THESE SHARES UNDER SUCH ACT OR AN OPINION OF THE COMPANY'S COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED UNDER SAID ACT.

The Company will also reimburse Consultant for any out of pocket expenses, including, without limitation, travel accommodation, telephone and postage. Consultant will detail such expenses in a monthly invoice, which the Company agrees to pay within 15 days. Consultant will agree expenses in advance with the Company if they are expected to exceed $1,000 in any calendar month

6.   REPRESENTATION AND INDEMNIFICATION.

The Company shall be deemed to have been made a continuing representation of the accuracy of any and all facts, material information and data which it supplies to Consultant and acknowledges its awareness that Consultant will rely on such continuing representation in disseminating such information and otherwise performing its advisory functions. Consultant in the absence of notice in writing from the Company will rely on the continuing accuracy of material, information and data supplied by the Company. The Company agrees to indemnify, hold harmless and defend Consultant, its agents or employees from any proceeding or suit which arises out of or is due to the inaccuracy or incompleteness of any material or information supplied by the Company to Consultant. Consultant represents that he has knowledge of and is experienced in providing the aforementioned services.

7.   COMPLIANCE WITH SECURITIES LAWS.

The Company understands that any and all compensation outlined in Section 5 shall be paid solely and exclusively as consideration for the aforementioned consulting efforts made by Consultant on behalf of the Company as an independent contractor. Consultant is a natural person

8.   CONFIDENTIALITY

Consultant will not disclose, without the consent of the Company, any financial or business information concerning the business, affairs and plans of the Company which Consultant may receive from the Company, provided such information is plainly marked in writing by the Company as being confidential (the Confidential Information). Consultant will not be bound by the foregoing limitation in the event (i) the Confidential Information is otherwise disseminated and becomes public information, or (ii) Consultant is required to disclose the Confidential Information pursuant to a subpoena or other judicial order.

9.   MISCELLANEOUS.

Termination: This Agreement shall be terminated immediately upon written notice for material breach of this Agreement. Upon termination, and fees or expenses due to Consultant shall become immediately payable.

Modification: This Consulting Agreement sets forth the entire understanding of the Parties with respect to the subject matter hereof. This Consulting Agreement may be amended only in writing signed by both Parties.

Notices:   Any notice required or permitted to be given hereunder shall be in writing and shall be mailed or otherwise delivered in person or by facsimile transmission at the address of such Party set forth above or to such other address or facsimile telephone number as the Party shall have furnished in writing to the other Party.

Waiver:   Any waiver by either Party of a breach of any provision of this
Consulting Agreement shall not operate as or be construed to be a waiver of any other breach of that provision or of any breach of any other provision of this Consulting Agreement. The failure of a Party to insist upon strict adherence to any term of this Consulting Agreement on one or more occasions will not be considered a waiver or deprive that Party of the right thereafter to insist upon adherence to that term of any other term of this Consulting Agreement.

Assignment: The Agreement is not assignable by either party unless agreed in writing.

Severability: If any provision of this Consulting Agreement is invalid, illegal, or unenforceable, the balance of this Consulting Agreement shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.

Disagreements: Any dispute or other disagreement arising from or out of this Consulting Agreement shall be submitted to arbitration under the rules of the American Arbitration Association and the decision f the arbiter(s) shall be enforceable in any court having jurisdiction thereof. Arbitration shall occur only in Baltimore County, MD. The interpretation and the enforcement of this Agreement shall be governed by Maryland Law as applied to residents of the State of Maryland relating to contracts executed in and to be performed solely within the State of Maryland. In the event any dispute is arbitrated, the prevailing Party (as determined by the arbiter(s)) shall be entitled to recover that Party's reasonable attorney's fees incurred (as determined by the arbiter(s)).

IN WITNESS WHEREOF, this Consulting Agreement has been executed by the Parties as of the date first above written.


For and on behalf of
M Power Entertainment Inc.                   Meir Duke

/s/ Gary F. Kimmons                          /s/ Meir Duke
__________________________                   ______________________
Gary F. Kimmons                              Meir Duke
CEO/President                                Consultant